Exhibit 4.1

TechniScan, Inc. CERTIFICATE NUMBER SHARES PAR VALUE $0.001 COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.0001 EACH OF TECHNISCAN, INC. TRANSFERABLE ON THE [ILLEGIBLE] OF THE [ILLEGIBLE] IN [ILLEGIBLE] ONLY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. [ILLEGIBLE] BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. [ILLEGIBLE] OF THE [ILLEGIBLE] AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. DATED: COUNTERSIGNED AND REGISTERED: ISLAND STOCK TRANSFER Transfer Agent By Authorized Signature 100 Second Avenue South, Suite 705S, St. Petersburg, FL, 33701 727.289.0010 TECHNISCAN, INC. Corporate Seal DELAWARE